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                                                                 Exhibit 3.1(a)


                                                    FAX AUDIT NO.: H99000010893



                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                               COASTAL BHC, INC.

         The undersigned, HANS C. MUELLER, President of COASTAL BHC, INC. a Florida corporation (the "Corporation") filed on October 6th, 1998, and registered under document number P98000085707, hereby certifies:

1.       The name of this corporation is COASTAL COMMUNITY GROUP, INC.

2. Pursuant to Article XI of the Corporation's Articles of Incorporation, the first sentence of Article I is hereby deleted in its entirety and a new first sentence is inserted in its place as follows:

         The name of the corporation is COASTAL COMMUNITY GROUP, INC.

3. Except as above amended, the Articles of Incorporation of the Corporation, as filed with the Florida Department of State, shall remain in full force and effect.

4. The foregoing amendment was duly approved as of May 6th, 1999, by unanimous written consent of the Board of Directors and the Shareholders of the Corporation, which Shareholders own 100% of the issued and outstanding shares of common stock of the Corporation, making the number of votes cast for the amendment sufficient for the approval of such amendment.

         IN WITNESS WHEREOF, the undersigned, as President of the Corporation, has executed these Articles of Amendment this 6th day of May, 1999.



                                         /s/ HANS C. MUELLER
                                         --------------------------------------
                                         HANS C. MUELLER, President


THIS DOCUMENT PREPARED BY:
Richard J. Bischoff, Esq.
Gunster, Yoakley, Valdes-Fauli
 & Stewart,P.A.
2 South Biscayne Blvd., Suite 3400
Miami, Florida 33131
Tel: (305) 376-6016

Florida Bar No.: 140232                             FAX AUDIT NO.: H99000010893